Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements of DLH Holdings Corp. on Form S-3 (File Nos. 333-184912, 333-74478 and 333-120423) and on Form S-8 (No. 333-88012, 333-41871, 333-62380, 333-75263, 333-136400, 333-41867, 333-122711, 333-41869) of our report dated February 24, 2016, related to our audit of the consolidated financial statements of Danya International, Inc. and Subsidiaries as of and for the years ended December 31, 2015 and 2014, included in this Current Report on Form 8-K/A.

/s/ Aronson LLC

Aronson, LLC
Rockville, Maryland
June 27, 2016